IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF TEXAS
SAN ANTONIO DIVISION

In re: TXCO RESOURCES INC., et al., Debtors.	§ § § § §	CHAPTER 11 CASE CASE NO. 09-51807 Jointly Administered

NOTICE OF (A) OCCURRENCE OF EFFECTIVE DATE, (B) DEADLINE FOR
CREDITORS TO FILE MOTION SEEKING INTEREST IN EXCESS OF PLAN RATE
AND ALLOWANCE OF ATTORNEYS’ FEES, AND (C) BAR DATE FOR FILING
ADMINISTRATIVE CLAIMS

1.           Confirmation of the Plan.  On January 27, 2010, the United States Bankruptcy Court for the Western District of Texas (the “Bankruptcy Court”) entered an order (the “Confirmation Order”) confirming the Second Amended Plan of Reorganization for TXCO Resources Inc., et al., Debtors and Debtors-in-Possession Based on Sale of the Debtors’ Assets, as Modified (the “Plan”), in the chapter 11 cases of the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”).  Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Plan and the Confirmation Order.  A copy of the Plan and Confirmation Order can be obtained at your own expense at www.txwb.uscourts.gov, http://cases.administarllc.com/ or by written request to Administar Services Group LLC, Kurtzman Carson Consultants LLC, c/o Deborah VanSchoor, 8475 Western Way, Suite 110, Jacksonville, Florida 32256.

2.           Effective Date.  On February 11, 2010 the Effective Date of the Plan occurred.

3.           Bar Dates.

a.           Administrative Claims Bar Date.  “Administrative Claims” are defined by the Plan as Claims for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the business of the Debtors (including wages, salaries, or commissions for services rendered after the Petition Date), (b) Professional Fee Claims, and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code.  Except as otherwise provided below, unless previously filed, requests for payment of Administrative Claims must be filed with the Clerk of the United States Bankruptcy Court for the Western District of Texas, United States Courthouse, 615 E. Houston St., San Antonio, Texas 78205, and served by personal service, overnight delivery, or first class mail, but NOT by electronic mail or facsimile, so as to be RECEIVED no later than March 29, 2010 by Administar Services Group LLC, Kurtzman Carson Consultants LLC, c/o Deborah VanSchoor, 8475 Western Way, Suite 110, Jacksonville, Florida 32256, with copies to:  (i) Reorganized TXCO, Inc., 777 E. Sonterra Blvd., Suite 350, San Antonio, TX 78258, Attn: Rick Sartor; (ii) undersigned counsel to Reorganized TXCO, Inc.; (iii) United States Trustee, 615 E. Houston St., Suite 533, San Antonio, Texas 78205, Attn: James Rose, Esq.; (iv) the Disbursing Agent, Albert S. Conly, FTI Consulting Inc., 2001 Ross Avenue, Suite 400, Dallas, Texas 75201; and (v) Counsel to the Purchasers: Charles A. Beckham, Jr., Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, TX 77010 and Brenda Funk, Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1600, Houston, Texas 77002 (collectively, the “Notice Parties”).  Unless any Notice Party objects to an Administrative Claim on or before May 13, 2010, such Administrative Claim shall be deemed allowed in the amount requested.  In the event that the Notice Parties object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim.  Notwithstanding the foregoing, the Disbursing Agent may pay, in his discretion, in accordance with the terms and conditions of any agreements relating thereto, any Administrative Claim as to which no request for payment has been timely filed but which is paid or payable by a Debtor in the ordinary course of business.

b.           Deadline for Submitting Professional Fee Claims.  All Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, and 1103 of the Bankruptcy Code for services rendered on or before the Effective Date shall file an application for final allowance of compensation and reimbursement of expenses with the Clerk of the United States Bankruptcy Court for the Western District of Texas, United States Courthouse, 615 E. Houston St., San Antonio, Texas 78205, and serve by personal service, overnight delivery, or first class mail, but NOT by electronic mail or facsimile, so as to be RECEIVED no later than April 12, 2010 by the Notice Parties, as defined in above in paragraph 3(a).  Objections to applications of Professionals for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than sixty (60) days after the end of the month in which the Effective Date occurred. All compensation and reimbursement of expenses allowed by the Bankruptcy Court shall be paid ten (10) days after the entry of an Order allowing such fees and expenses, or as soon thereafter as practicable.

c.           Bar Date for Proofs of Claim Relating to Rejected Executory Contracts or Unexpired Leases.  If the rejection by a Debtor or Reorganized TXCO, pursuant to the Plan or otherwise, of an executory contract or unexpired lease pursuant to the Plan results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized TXCO or the properties of any of them unless a Proof of Claim is RECEIVED by the Debtors’ Claims Agent, Administar Services Group LLC, Kurtzman Carson Consultants LLC, c/o Deborah VanSchoor, 8475 Western Way, Suite 110, Jacksonville, Florida 32256, and served on the Notice Parties, as defined above in paragraph 3(a), within thirty (30) days after service of the earlier (a) notice of the Effective Date, or (b) other notice that the executory contract or unexpired lease has been rejected.  Nothing in this section 3(c) or in Section 8.11 of the Plan shall revive or deem to revive a previously Disallowed Claim or extend a previously established bar date, if applicable.  The Debtors’ Claims Agent will not accept any Proof of Claim sent by facsimile or by electronic mail.

d.           Bar Date for Requesting Payment of Interest in Excess of the Plan Rate and Recovery of Attorneys’ Fees.Any holder of an Allowed Claim seeking (a) payment of Post-Petition Interest on such holder’s Claim at a rate other than the Plan Rate of 5% per annum and/or (b) reimbursement of attorneys’ fees and other costs and expenses associated with such holder’s Claim (or both) shall file a motion seeking such relief within thirty (30) days after the Effective Date. Any such motion must include all documentation upon which the Claimant relies including, but not limited to, any contract with the Debtors and invoices reflecting attorneys’ fees and costs actually incurred, to establish the Claimant’s entitlement to (a) Post-Petition Interest at a rate other than the Plan Rate and (b) attorneys’ fees and other costs and expenses. THE INCLUSION OF THE ENTITLEMENT TO THESE TYPES OF CLAIMS IN PROOFS OF CLAIM PREVIOUSLY FILED SHALL ONLY BE SUFFICIENT TO ESTABLISH SUCH CLAIMS WITHOUT A SUPPLEMENTAL FILING IF THE PROOF OF CLAIM STATES ON ITS FACE THE RATE OF INTEREST AND ACTUAL AMOUNT OF ATTORNEYS’ FEES.  If the Proof of Claim filed by Claimant does not state on its face the rate of interest and actual amount of attorneys’ fees that accrued pre-petition, such amount shall be included in the amount set forth in the motion.  The Interested Parties shall have thirty (30) days from receipt of any such motion to file a response to such motion, which will also include any objection that the Interested Parties have to the principal amount of such Claim.

4.           Releases by Debtors and Debtors in Possession.

a.           Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, for good and valuable consideration, including the service of the Released Parties to facilitate the expeditious reorganization of the Debtors, Reorganized TXCO and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Debtors, Reorganized TXCO and their Estates, for themselves and on behalf of their respective successors and assigns, shall be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever, released each of (i) the Released Parties and (ii) the Debtors’, Reorganized TXCO’s and their Estates’ past and present directors, managers, officers, employees, attorneys and other representatives from any and all claims, interests, obligations, rights, suits, damages, losses, costs and expenses, actions, causes of action, remedies, and liabilities of any kind or character whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, Reorganized TXCO, and their Estates, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, suspected or unsuspected, matured or unmatured, fixed or contingent, existing or hereinafter arising, in law, equity, or otherwise, that the Debtors, Reorganized TXCO or their respective Affiliates or Estates ever had, now has or hereafter can, shall or may have, or otherwise would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Entity, against any (i) of the Released Parties and (ii) the Debtors’, Reorganized TXCO’s and their Estates’ current and former directors, managers, officers, employees, attorneys and other representatives arising from or relating to, directly or indirectly from, in whole or in part, the Debtors, the Debtors’ restructuring, the Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements among any two or more of any of Debtors, Reorganized TXCO or any of the Released Parties (and the acts or omissions of any other Released Party in connection therewith), the restructuring of Claims and Interests prior to or in the Cases, the negotiation, formulation, or preparation of the Plan and Disclosure Statement, or related agreements, instruments, or other documents, or any other act or omission, transaction, agreement, event, or other occurrence, including the management and operation of the Debtors, taking place on or before the Effective Date. Notwithstanding the foregoing, nothing in this Section 14.8 shall release any of the Released Parties or other individual included within this release from liability for (i) any act or omission by such of the Released Parties or other individual that is found by a court of law in a final, non-appealable judgment to constitute Fraud, willful misconduct, or gross negligence, or (ii) any obligation for borrowed money owed by the Released Parties to the Debtors, Reorganized TXCO or their respective Affiliates or Estates.

b.           Reorganized TXCO and any newly-formed entities that will be continuing the Debtors’ businesses after the Effective Date shall be bound, to the same extent the Debtors are bound, by all of the releases set forth above.

5.           Record Date.  The record date for distributions provided for in the Plan shall be February 11, 2010.  Additionally, on February 11, 2010 the register for any equity interest in the Debtors shall be closed and any transfer of claims or interests after February 11, 2010 shall not be recognized by either the Disbursing Agent or the Trustee.

6.           Post-Effective Date.  When serving notices, parties in interest shall be entitled to limit notice after the Effective Date and shall be obligated to serve only the following:  (i) Reorganized TXCO, Inc., 777 E. Sonterra Blvd., Suite 350, San Antonio, TX 78258, Attn: Rick Sartor; (ii) undersigned counsel to Reorganized TXCO, Inc.;  (iii) United States Trustee, 615 E. Houston St., Suite 533, San Antonio, Texas 78205, Attn: James Rose, Esq.; (iv) the Disbursing Agent, Albert S. Conly, FTI Consulting Inc., 2001 Ross Avenue, Suite 400, Dallas, Texas 75201; and (v) Counsel to the Purchasers: Charles A. Beckham, Jr., Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, TX 77010 and Brenda Funk, Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1600, Houston, Texas 77002 (the “Post-Effective Date Notice Parties”).  Accordingly, please take notice that unless you are included in categories (a) – (f), you will receive no further notices regarding these cases unless you serve the Post-Petition Date Notice Parties with a written request for post-Effective Date Notice.

Dated:  February 12, 2010

Respectfully submitted, COX SMITH MATTHEWS INCORPORATED 112 East Pecan Street, Suite 1800 San Antonio, TX 78205 (210) 554-5500 (210) 226-8395 (Fax)
By:	/s/ Thomas Rice
Deborah D. Williamson
Texas State Bar No. 21617500
Patrick L. Huffstickler
Texas State Bar No. 10199250
Thomas Rice
Texas State Bar No. 24025613

ATTORNEYS FOR DEBTORS AND DEBTORS-IN-POSSESSION